UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2017

NEXEO SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36477	46-5188282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Base Compensation & Target Bonus Opportunity for Certain Officers

On January 31, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Nexeo Solutions, Inc. (the “Company”) approved an adjustment to the base compensation and target bonus opportunity for Michael B. Farnell, Jr. as follows.

Base Compensation & Target Bonus Opportunity

Name	Title	Base Salary	Target Bonus Opportunity
Michael B. Farnell, Jr.	Executive Vice President, Chief Administrative Officer and Secretary	$425,000	70%
		(increased from $410,000)	(increased from 60%)

In addition, the Compensation Committee approved a one-time grant of performance share units to certain of the Company’s officers pursuant to the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan in the amounts set forth below.

Name	Title	Number of Performance Share Units
David A. Bradley	President and Chief Executive Officer	54,000
Ross J. Crane	Executive Vice President and Chief Financial Officer	10,000
Michael B. Farnell, Jr.	Executive Vice President, Chief Administrative Officer and Secretary	40,000
Shawn D. Williams	Senior Vice President, Plastics	5,000
Ronald J. LaBuschewsky	Senior Vice President, Supply Chain and Environmental Services	5,000

Each Performance Share Unit represents a contingent right to receive a certain number of shares of the Company’s common stock, to be determined based upon the attainment of certain performance goals set forth in the Performance Share Unit Agreement, dated January 31, 2017, by and between the Company and each officer, for the performance period beginning on July 1, 2016, and ending June 30, 2019. The vesting of the Performance Share Units is tied to the market price of the Company’s common stock during the performance period (and in some cases, the Company’s Adjusted EBITDA achievement), as well as the satisfaction of certain time-based vesting conditions during the period beginning on the date of grant and ending on the date of settlement of the Performance Share Unit. These achievements may result in a payout ranging between 0% and 200% of the target. The form of Performance Share Unit agreement was filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2016.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)
The Company held its Annual Meeting of Stockholders on January 31, 2017, at which the matters set forth below in response to Item 5.07(b) were submitted to a vote of the Company’s stockholders. Percentages are based on the total votes cast on the proposal.

(b)	The stockholders elected the following director nominees as Class I directors. The Class I directors term will expire at the Company’s 2020 Annual Meeting of Stockholders:

Nominee	Votes For	% For	Votes Withheld	Broker Non-Votes
David A. Bradley	57,670,846	95.63	11,745	2,621,995
Christopher J. Yip	57,674,552	95.64	8,039	2,621,995
Dan F. Smith	57,674,572	95.64	8,019	2,621,995
The stockholders voted as set forth below on the following proposals:

	Votes For	% For	Against	Abstentions
Ratification of the Company's Independent Registered Public Accounting Firm	60,827,074	99.97	16,986	526

	Votes For	% For	Against	Abstentions	Broker Non-Votes
Non-Binding Advisory Vote on Executive Compensation	57,610,888	95.53	63,857	7,846	2,621,995
The stockholders voted as set forth below on the frequency of the non-binding advisory vote on executive compensation:

	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Frequency of Non-Binding Advisory Vote on Executive Compensation	57,530,205	28,275	119,661	4,450	2,621,995
% For	95.40	0.05	0.20	0.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS, INC.

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Administrative Officer

Dated: February 2, 2017